LOAN AND SECURITY AGREEMENT

                                  by and among

                       GENERAL DATACOMM INDUSTRIES, INC.,
                             GENERAL DATACOMM, INC.
                          DATACOMM LEASING CORPORATION,
                            GDC HOLDING COMPANY, LLC,
                     GDC NAUGATUCK, INC., GDC REALTY, INC.,
                           GDC FEDERAL SYSTEMS, INC.,
                                  as Borrowers,

                                       and

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                 as the Lenders

                                       and

                               ABLECO FINANCE LLC,
                                  as the Agent



                           Dated as of August 20, 2002


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                                TABLE OF CONTENTS


1.       DEFINITIONS AND CONSTRUCTION.......................................2
         1.1      Definitions...............................................2
         1.2      Accounting Terms.........................................17
         1.3      Code.....................................................17
         1.4      Construction.............................................17
         1.5      Schedules and Exhibits...................................17

2.       LOAN AND TERMS OF PAYMENT.........................................17
         2.1      [Intentionally Omitted]..................................17
         2.2      [Intentionally Omitted]..................................17
         2.3      [Intentionally Omitted]..................................17
         2.4      Term Loans...............................................17
         2.5      Payments.................................................20
         2.6      Agent Advances...........................................22
         2.7      Interest:  Rates, Payments, and Calculations.............22
         2.8      Collection of Accounts...................................23
         2.9      Crediting Payments.......................................24
         2.10     [Intentionally Omitted]..................................24
         2.11     Maintenance of Loan Account; Statements of Obligations...24
         2.12     Joint and Several Liability of the Borrowers.............24

3.       DELIVERIES; TERM OF AGREEMENT.....................................26
         3.1      Deliveries By Borrower...................................26
         3.2      [Intentionally Omitted]..................................28
         3.3      [Intentionally Omitted]..................................28
         3.4      Term.....................................................28
         3.5      Effect of Termination....................................28
         3.6      Early Termination by Borrower............................28

4.       CREATION OF SECURITY INTEREST.....................................29
         4.1      Grant of Security Interest...............................29
         4.2      Negotiable Collateral....................................29
         4.3      Collection of Accounts, General Intangibles, and
                  Negotiable Collateral....................................29
         4.4 Filing of Financing Statements; Commercial Tort Claims; Pledge Amendments; Delivery of Additional
                  Documentation Required...................................29
         4.5      Power of Attorney........................................30
         4.6      Right to Inspect.........................................31
         4.7      Control Agreements.......................................31

5.       REPRESENTATIONS AND WARRANTIES....................................31
         5.1      No Encumbrances..........................................31
         5.2      [Intentionally Omitted]..................................31
         5.3      [Intentionally Omitted]..................................31
         5.4      Equipment................................................31
         5.5      Location of Inventory and Equipment......................31
         5.6      Inventory Records........................................31
         5.7      State of Incorporation; Location of Chief Executive
                  Office; FEIN, Organizational ID Number;
                  Commercial Tort Claims...................................32
         5.8      Due Organization and Qualification; Subsidiaries.........32
         5.9      Due Authorization; No Conflict...........................33
         5.10     Litigation...............................................33
         5.11     Financial Statements; No Material Adverse Change.........34
         5.12     [Intentionally Omitted]..................................34
         5.13     Employee Benefits........................................34
         5.14     Environmental Condition..................................34
         5.15     Brokerage Fees...........................................35
         5.16     Permits and other Intellectual Property..................35
         5.17     Material Contracts; Restrictive Agreements...............35
         5.18     Government Contracts.....................................35

6.       AFFIRMATIVE COVENANTS.............................................35
         6.1      Accounting System........................................35
         6.2      Financial Statements, Reports, Certificates..............36
         6.3      Tax Returns..............................................37
         6.4      [Intentionally Omitted]..................................37
         6.5      Returns..................................................37
         6.6      Title to Equipment.......................................37
         6.7      Maintenance of Equipment.................................37
         6.8      Taxes....................................................37
         6.9      Insurance................................................38
         6.10     No Setoffs or Counterclaims..............................39
         6.11     Location of Inventory and Equipment; Segregation of
                  Inventory................................................39
         6.12     Compliance with Laws.....................................39
         6.13     Employee Benefits........................................39
         6.14     Leases...................................................40

7.       NEGATIVE COVENANTS................................................40
         7.1      Indebtedness.............................................40
         7.2      Liens....................................................41
         7.3      Restrictions on Fundamental Changes......................41
         7.4      Disposal of Assets.......................................41
         7.5      Change Name..............................................42

         7.6      Guarantee................................................42
         7.7      Nature of Business.......................................42
         7.8      Prepayments and Amendments...............................42
         7.9      Change of Control........................................42
         7.10     Consignments.............................................43
         7.11     Distributions............................................43
         7.12     Accounting Methods.......................................43
         7.13     Investments..............................................43
         7.14     Transactions with Affiliates.............................43
         7.15     Suspension...............................................43
         7.16     [Intentionally Omitted]..................................44
         7.17     Use of Proceeds..........................................44
         7.18     Change in Location of Chief Executive Office; Inventory
                  and Equipment with Bailees...............................44
         7.19     No Prohibited Transactions Under ERISA...................44
         7.20     Financial Covenant.......................................45
         7.21     Capital Expenditures.....................................45
         7.22     Securities Accounts......................................45

8.       EVENTS OF DEFAULT.................................................45

9.       LENDER GROUP'S RIGHTS AND REMEDIES................................47
         9.1      Rights and Remedies......................................47
         9.2      Remedies Cumulative......................................49

10.      TAXES AND EXPENSES................................................50

11.      WAIVERS; INDEMNIFICATION..........................................50
         11.1     Demand; Protest; etc.....................................50
         11.2     Lender Group's Liability for Collateral..................50
         11.3     Indemnification..........................................50

12.      NOTICES...........................................................51

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER........................52

14.      DESTRUCTION OF BORROWER'S DOCUMENTS...............................53

15.      ISSUANCE OF EQUITY INTERESTS TO ________..........................53
         15.1     Authorization and Issuance of Warrants...................53
         15.2     Securities Act Matters...................................53
         15.3     Certain Taxes............................................54
         15.4     Cancellation and Issuance................................54

16.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS........................55
         16.1     Assignments and Participations...........................55
         16.2     Successors...............................................57

17.      AMENDMENTS; WAIVERS...............................................58
         17.1     Amendments and Waivers...................................58
         17.2     No Waivers; Cumulative Remedies..........................59

18.      AGENT; LENDER GROUP...............................................59
         18.1     Appointment and Authorization of Agent...................59
         18.2     Delegation of Duties.....................................60
         18.3     Liability of Agent-Related Persons.......................60
         18.4     Reliance by Agent........................................60
         18.5     Notice of Default or Event of Default....................61
         18.6     Credit Decision..........................................61
         18.7     Costs and Expenses; Indemnification......................62
         18.8     Agent in Individual Capacity.............................62
         18.9     Successor Agent..........................................63
         18.10    Withholding Tax..........................................63
         18.11    Collateral Matters.......................................65
         18.12    Restrictions on Actions by Lenders; Sharing of Payments..66
         18.13    Agency for Perfection....................................66
         18.14    Payments by Agent to Lenders.............................67
         18.15    Concerning the Collateral and Related Loan Documents.....67
         18.16 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and
                  Information..............................................67
         18.17    Several Obligations; No Liability........................68

19.      GENERAL PROVISIONS................................................69
         19.1     Effectiveness............................................69
         19.2     Successors and Assigns...................................69
         19.3     Section Headings.........................................69
         19.4     Interpretation...........................................69
         19.5     Severability of Provisions...............................69
         19.6     Amendments in Writing....................................69
         19.7     Counterparts; Telefacsimile Execution....................69
         19.8     Revival and Reinstatement of Obligations.................69
         19.9     Integration..............................................70
         19.10    General DataComm as Agent for Borrowers..................70

SCHEDULES AND EXHIBITS

Schedule C-1               Term Loan Commitments
Schedule G-1               Guarantors
Schedule P-1               Permitted Liens
Schedule R-1               Real Property Collateral
Schedule 5.7               Borrowers' Organizational Information
Schedule 5.8               Capital Stock of Parent; Subsidiaries
Schedule 5.10              Litigation
Schedule 5.13              ERISA Benefit Plans
Schedule 5.14              Environmental Matters
Schedule 5.16              Permits and other Intellectual Property
Schedule 5.17              Material Contracts
Schedule 6.11              Location of Inventory and Equipment
Schedule 7.1               Indebtedness
Schedule 7.4               Permitted Dispositions
Schedule 7.6               Guarantees
Schedule 7.13              Investments

Exhibit C-1                Form of Compliance Certificate
Exhibit W-1                Form of Warrants

1.

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of August 20, 2002, among GENERAL DATACOMM INDUSTRIES, INC., a Delaware corporation, with its chief executive office located at 6 Rubber Avenue, Naugatuck, Connecticut 06770 ("Parent"), GENERAL DATACOMM, INC., a Delaware corporation, with its chief executive office located at 6 Rubber Avenue, Naugatuck, Connecticut 06770 ("General DataComm"), DATACOMM LEASING CORPORATION, a Delaware corporation, with its chief executive office located at 6 Rubber Avenue, Naugatuck, Connecticut 06770 ("DataComm Leasing"), GDC FEDERAL SYSTEMS, INC., a Delaware corporation, with its chief executive office located at 6
Rubber Avenue, Naugatuck, Connecticut 06770 ("GDC Federal"), GDC HOLDING COMPANY, LLC, a Delaware limited liability company formerly known as Vital Network Services, L.L.C., with its chief executive office located at 6 Rubber Avenue, Naugatuck, Connecticut 06770 ("GDC Holding"), GDC REALTY, INC., a Texas corporation with its mailing address located at 6 Rubber Avenue, Naugatuck, Connecticut 06770 ("GDC Realty"), and GDC NAUGATUCK, INC., a Delaware corporation, with its chief executive office located at 6 Rubber Avenue, Naugatuck, Connecticut 06770 ("GDC Naugatuck", and together with the Parent, General DataComm, DataComm Leasing, GDC Federal, GDC Holding and GDC Realty, each a "Borrower" and collectively the "Borrowers"), each of the financial institutions signatories hereto (such financial institutions, together with their respective successors and assigns, each a "Lender" and collectively, the "Lenders"), and ABLECO FINANCE LLC, a Delaware limited liability company, with a place of business located at 450 Park Avenue, New York, NY 10022 ("Ableco"), as arranger and administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                  WHEREAS, each of the Debtors (as hereinafter defined) are parties to that certain Loan and Security Agreement, dated as of May 14, 1999 (as amended to date, the "Pre-Petition Loan Agreement," among the Debtors, the lenders party thereto from time to time and Foothill Capital Corporation, as agent for such lenders;

                  WHEREAS, on November 2, 2001 (the "Filing Date"), each of the Debtors commenced cases (the "Chapter 11 Cases") under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

                  WHEREAS, the Lenders have filed claims in the Chapter 11 Cases and the Debtors and Lenders have agreed to the payment of Lenders' allowed claim as provided in the Reorganization Plan (as hereinafter defined); which claims aggregate $30,000,000 subject to certain adjustments; and

                  WHEREAS, Agent and the Lenders have agreed to such repayment in accordance with the Reorganization Plan subject to the terms and conditions hereinafter set forth,

                  NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, the parties hereto agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:
        "Account Debtor" means any Person who is or who may become
obligated under, with respect  to, or on account   of, an Account,  chattel
paper or a General  Intangible.
        "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to any one of the Borrowers arising out of the sale or lease of goods or the rendition of services by any one of the Borrowers, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.
         "Administrative Borrower" has the meaning set forth in Section 19.10.

         "Adversary Proceeding" means that certain proceeding in the Bankruptcy Court captioned Foothill Capital Corporation et. al. v. General DataComm Industries, Inc. et. al. (In re General DataComm, Inc.),
Adversary Proceeding No. 02-2018.

         "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 15% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or the direct or indirect power to direct the management and policies of a Person.

          "Agent" means Ableco, solely in its capacity as agent for the Lenders, and shall include any successor agent.

         "Agent's Account" means an account maintained by Agent at a depository selected by Agent.

        "Agent Advances" has the meaning set forth in Section
2.6(a).

        "Agent's Liens" means the Liens granted by the Borrowers to Agent for the benefit of the Lender Group under this Agreement or the other
Loan Documents.

      "Agent-Related Persons" means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, agents and attorneys-in-fact of the Agent and such Affiliates.

       "Agreement" has the meaning set forth in the preamble hereto.

       "Assignee"  has the  meaning  set  forth  in  Section
16.1(a).

        "Assignment and Acceptance" means an assignment and acceptance agreement in form and substance reasonably acceptable to Agent.

         "Assignment of Claims Act" means the Assignment of Claims Act of 1940, as amended from time to time, codified at 31 U.S.C.ss. 3727 and 41 U.S.C.ss. 15, and the rules and regulations promulgated thereunder.

          "Authorized   Person"  means  any  officer  or  other
employee of Administrative Borrower.

          "Bankruptcy  Code" means the United States Bankruptcy
Code, as in effect from time to time.

          "Bankruptcy Court" has the meaning set forth in the recitals to this Agreement.

           "Benefit Plan" means a "defined benefit plan"
(as defined in Section 3(35) of ERISA) for which a Borrower, any Subsidiary of a Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

            "Books" means each Borrower's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

             "Borrower" and "Borrowers" has the meaning set forth in the preamble hereto.

             "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

             "Change of Control" shall be deemed to have occurred at such time, other than as provided in the Reorganization Plan, as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner"
(as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 35% of the total voting power of all classes of stock then outstanding of Parent entitled to vote in the election of directors, or (ii) the Parent shall cease to, directly or indirectly, of record and beneficially, own and control 100% of the then outstanding Stock of each of the Borrowers (other than the Parent).

               "Class B Stock" means the Parent's Class B Common Stock, par value $.01 per share.

                "Closing Date" means August 20, 2002.

                "Code" means the New York Uniform Commercial Code.

                "Collateral" means all of each Borrower's now owned and hereafter acquired right, title, and interest in and to each of the following:

                (a)      Accounts,

                (b)      Books,

                (c)      Equipment,

                (d)      General Intangibles,

                (e)      Inventory,

                (f)      Investment Property,

                (g)      Negotiable Collateral,

                (h)      Real Property Collateral,

                (i) money or other assets of any Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and
                (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                 "Collateral Access Agreement" means a landlord waiver or consent, mortgagee waiver or consent, bailee letter, or a similar acknowledgment agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Agent.

                 "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                 "Commercial Tort Claim Assignment" has the meaning set forth in Section 4.4(b).

                 "Commitment" means, as to any Lender, the Term A Loan Commitment of such Lender, and the Term B Loan Commitment of such Lender, as applicable, and "Commitments" means, collectively, the aggregate amount of the Commitments of the Lenders.

                  "Common Stock" shall mean the common stock, par value $0.01 per share, of the Parent.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief financial officer of the Parent to Agent.

                 "Confirmation Order" means that certain order of the Bankruptcy Court, dated August 5, 2003, confirming the
Reorganization Plan, as the same may be amended from time to time with the written consent of the Agent.

                 "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to Agent, between a Borrower, Agent, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a deposit account.

                 "DataComm    Leasing"    means    DataComm    Leasing
Corporation, a Delaware corporation.

                 "Debentures" means the 10% Adjustable Senior Subordinated Debentures due 2008 issued to unsecured general creditors of Debtors under the Indenture and in accordance with the Reorganization Plan.

                 "Debenture Trustee" means HSBC Bank USA, as the trustee for the Debentures issued pursuant to the Indenture.

                 "Debtors" means, collectively, each Borrower, prior to its reorganization at the Effective Time.

                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "Dollars or $" means United States dollars.

                  "EBITDA" means, with respect to any fiscal period, Parent's and its Subsidiaries' consolidated net earnings (or loss), minus extraordinary gains, plus interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP.

                 "Effective   Date"  shall  mean  the  Effective  Date
defined in Section 1.27 of the Reorganization Plan.

                 "Effective Time" shall mean the time on the Effective Date at which the Reorganization Plan becomes effective in accordance with its terms.

                 "Eligible Transferee" means: (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $100,000,000; provided that such bank is acting through a branch or agency located in the United States; (c) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $50,000,000; (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date, or any fund, money market account, investment account or other account managed by a Lender or an Affiliate of such Lender; (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent; and (f) during the continuation of an Event of Default, any other Person approved by Agent.

                "Equipment" means all of each Borrower's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles
(including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

               "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower is a member under IRC Section 414(m), or (d) solely for purposes of
Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower and whose employees are aggregated with the employees of a Borrower under IRC Section 414(o).

                           "ERISA  Event"  means  (a) a  Reportable  Event  with
respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of a Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of a Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by a Borrower or its Subsidiaries or any of their ERISA Affiliates.

                "Event  of  Default"  has the  meaning  set  forth in
Section 8.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute thereto.

                "FEIN" means Federal Employer Identification Number.

                "Final Order" means an order or judgment of the Bankruptcy
Court as entered on the docket that has not been reversed, stayed, modified or amended, and as to which the time to appeal, petition for certiorari, or seek reargument or rehearing has expired and as to which no appeal, reargument, petition for certiorari, or rehearing is pending or as to which any right to appeal, reargue, petition for certiorari or seek rehearing has been waived in writing in a manner reasonably satisfactory to the Agent or, if any appeal, reargument, petition for certiorari, or rehearing thereof has been sought, the order or judgment of the Bankruptcy Court has been affirmed by the highest court to which the order was appealed or from which the reargument or rehearing was sought, or certiorari has been denied, and the time to take any further appeal or to seek certiorari or further reargument has expired.

                "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                 "GDC Federal" means GDC Federal Systems, Inc., a Delaware corporation.

                 "GDC Holding" means GDC Holding Company, LLC, a Delaware limited liability company formerly known as Vital
Network Services, L.L.C.

                  "GDC Naugatuck" means GDC Naugatuck, Inc., an indirect Subsidiary of the Parent that is organized under the laws of Delaware.

                   "GDC Realty" means GDC Realty, Inc., a Texas corporation.

                    "General DataComm" means General DataComm, Inc., a Delaware corporation.

                   "General Intangibles" means all of each Borrower's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

                   "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational or governing documents of such Person.

                  "Governmental Authority" means any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through Stock or capital ownership or otherwise, by any of the foregoing.

                  "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources,
(c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "Holder" has the meaning set forth in Section 15.1

                  "Indebtedness" means: (a) all obligations of Borrowers for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrowers in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrowers under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of a Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of a Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                  "Indemnified Liabilities" has the meaning set forth in Section 11.3.

                  "Indemnified  Person"  has the  meaning  set forth in
Section 11.3.

                  "Indenture" means the trust indenture dated as of the Effective Date between Parent and Debenture Trustee, as amended, supplemented or otherwise modified from time to time entered into in connection with the issuance of the Debentures.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Intellectual  Property" has the meaning set forth in
Section 5.16.

                  "Inventory" means all present and future inventory in which any Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of any Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                  "Investment Property" means all of each Borrower's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  "IRS" has the meaning set forth in Section 6.4.

                  "Legal Requirements" means all applicable international, foreign, federal, state, and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations, or Permits.

                  "Lender" and "Lenders" have the respective meanings set forth in the preamble hereto, and shall include any other Person made a party to this Agreement in accordance with the provisions of
Section 16.1.

                  "Lender Group" means, individually and collectively, each of the Lenders and the Agent.

                  "Lender Group Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by Borrowers under any of the Loan Documents that are paid or incurred by any one or more members of the Lender Group; fees or charges paid or incurred by any one or more members of the Lender Group in connection with any one or more members of the Lender Group's transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, judgment, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, periodic Personal Property Collateral or Real Property Collateral appraisals, real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by any one or more members of the Lender Group in the disbursement of funds to Borrowers (by wire transfer or otherwise); charges paid or incurred by any one or more members of the Lender Group resulting from the dishonor of checks; costs and expenses paid or incurred by any one or more members of the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property
Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by any one or more members of the Lender Group in examining Books; costs and expenses of third party claims or any other suit paid or incurred by any one or more members of the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or any one or more members of the Lender Group's relationship with any Borrower or any Guarantor; and any one or more members of the Lender Group's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or any Guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought. No other fees or expenses are included in Lender Group Expenses or shall be payable by Borrowers to Lenders under this Agreement.

              "Lender-Related Persons" means, with respect to any Lender, such Lender, together with such Lender's
Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Lender and such Lender's Affiliates.

               "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                "Loan  Account"  has the meaning set forth in Section 2.11.

                "Loan Documents" means this Agreement, the Lockbox Agreements, each Pledge Agreement, the Patent Security
Agreement, the Trademark Security Agreement, the Mortgages, the Registration Rights Agreement, the Warrants, any note or notes executed by Borrowers and payable to any Lender in connection with this Agreement, and any other agreement entered into, now or in the future, in connection with this Agreement.

                "Lockbox Account" shall mean a depository account established pursuant to one of the Lockbox Agreements.

                "Lockbox Agreements" means those certain Control Agreements, in form and substance satisfactory to Agent, each of which is among the applicable Borrower, Agent, and one of the Lockbox Banks.

                "Lockbox Banks" means, collectively, The Bank of New York, American National Bank and Peoples Bank.

                "Lockboxes" has the meaning set forth in Section 2.8.

                "Material Adverse Change" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of the Parent and its Subsidiaries taken as a whole, (b) the material impairment of the Parent's or any of its Subsidiaries' ability to perform their material obligations under the Loan Documents to which they are a party or of Agent or the Lender Group to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that Agent or the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Agent's or the Lender Group's Liens with respect to the Collateral.

            "Material Contract" means any agreement or contract of any Borrower or any Subsidiary of a Borrower

(excluding subcontracts the costs of which by their terms are paid by such Borrower's or Subsidiary's customer) which (a) involves consideration to such Borrower or Subsidiary of $250,000 or more, (b) involves consideration by such Borrower or Subsidiary of $250,000 or more, (c) imposes financial obligations on any Borrower or any Subsidiary of a Borrower of $250,000 or more (other than any agreement that by its terms may be terminated by any Borrower or any Subsidiary of a Borrower upon sixty (60) days' notice or less) or (d) is otherwise material (or together with related agreements and contracts, is material) to the business, operations, financial condition, performance or properties of any Borrower excluding from clauses (a), (b), (c) and (d), however, customer purchase orders or purchase orders to any vendor, in each case entered into in the ordinary course of a Borrower's business.

             "Maturity  Date" has the meaning set forth in Section 3.4.

             "Mortgages" means one or more mortgages, deeds of trust, or deeds to secure debt, executed by any Borrower in favor of Agent for the benefit of the Lender Group, the form and substance of which shall be satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

              "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which a Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.
                           "Naugatuck Property" means that certain Real Property
owned by GDC Naugatuck and located at 6 Rubber
Avenue, Naugatuck, Connecticut 06770.

                "Negotiable Collateral" means all of each Borrower's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, Investment Property, security entitlements, securities (including the shares of stock of subsidiaries of each Borrower), documents, personal property leases, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

               "Net Proceeds" means: (a) with respect to the sale or other disposition of any asset (other than any capital stock or debt security) by any Borrower or any of its Subsidiaries
(including in connection with any sale-leaseback), the excess, if any, of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition, over (ii) the sum of (A) the principal amount of any Indebtedness which is secured by any such asset (other than Indebtedness assumed by the purchaser of such asset) or which is required to be, and is, repaid in connection with the sale or other disposition thereof (other than Indebtedness hereunder), (B) the reasonable out-of-pocket expenses and fees incurred by the such Borrower or its Subsidiaries in connection with such sale or other disposition (but only to the extent that such out-of-pocket expenses and fees, if paid to an Affiliate of such Borrower, are approved by the Agent in its sole discretion exercised reasonably), and provided that all such expenses and fees are set forth on a certificate provided to the Agent, and (C) federal and state taxes incurred in connection with such sale or other disposition, whether payable at such time or thereafter; and (b) with respect to the sale or other disposition of any capital stock or debt security by any Borrower or any of its Subsidiaries, excluding any sale or disposition of capital stock of such Borrower pursuant to employee stock option or purchase plans or warrants of such

Borrower, the excess of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition, over (ii) the sum of (A) the reasonable fees, commissions and other out-of-pocket expenses incurred by such Borrower or its Subsidiaries in connection with such sale or other disposition (but only to the extent such fees, commissions and expenses, if paid to an Affiliate of such Borrower, are approved by the Agent in its sole discretion exercised reasonably and provided that all such fees, commissions, discounts and expenses are set forth on a certificate provided to the Agent) and
(B) federal and state taxes incurred in connection with such sale or other disposition, whether payable at such time or thereafter.

        "Obligations" means all loans, Term Loans, debts, principal (including the Term B PIK Amount), interest
(including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by each Borrower to the Agent or the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between a Borrower and the Agent or the Lender Group, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from a Borrower to others that the Agent or the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that any Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

        "Parent" means General DataComm Industries, Inc., a Delaware corporation.

         "Participant" means any Person to which a Lender has sold a participation interest in its rights under the Loan Documents.

         "Patent Security Agreement" means that certain Patent
Security Agreement, dated as of even date herewith, between Borrowers and Agent, in form and substance satisfactory to Agent.

         "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

         "Permits" of a Person shall mean all rights, franchises, permits, authorities, licenses, certificates of approval or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

        "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

         "Permitted Liens" means (a) Liens in favor of the Agent for the benefit of the Lender Group, (b) Liens for unpaid taxes that either (i) are not yet delinquent or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) subordinated Liens in favor of the Debenture Trustee under the Indenture, (d) Liens set forth on Schedule P-1, (e) purchase money Liens or the interests of lessors under capital leases to the extent that such Liens or interests secure Purchase Money Indebtedness permitted under Section 7.1 hereof and so long as the Lien attaches only to the assets purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of each Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of each Borrower and not in connection with the borrowing of money, (i) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of each Borrower, (j) Liens resulting from any judgment or award that would not have a Material Adverse Change and as to which the time for appeal or petition for rehearing of which has not yet expired, or in respect of which a Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (k) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Agent, (l) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by any Borrower or the value of Lender Group's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of any Borrower, (m) Liens on leases (and the underlying Equipment) in which Datacomm Leasing is the lessor, provided that (i) Agent receives not less than 30 days prior written notice of the incurrence of such Liens and the Indebtedness secured thereby and (ii) the proceeds of the Indebtedness secured by such Liens are deposited in a lockbox, and (n) Liens with respect to the Naugatuck Property described on Schedule P-1 or as provided for or contemplated under the Reorganization Plan.

         "Permitted Protest" means the right of the applicable Borrower to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the applicable Borrower in good faith, and (c) Required Lenders are reasonably satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

           "Person" means and includes natural persons, corporations, limited
liability companies, limited partnerships,   general  partnerships,  limited
liability  partnerships,  joint
ventures,   trusts,  land  trusts,  business  trusts,  or  other  organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

            "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

           "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by a Borrower or with respect to which it may incur liability.

           "Pledge Agreements" means, collectively, (i) the Pledge Agreement, dated as of even date herewith, made by the Parent in favor of the Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time, (ii) the Pledge Agreement, dated as of even date herewith, made by General DataComm in favor of the Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time, and (iii) the Pledge Agreement, dated as of even date herewith, made by GDC Realty in favor of the Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

            "Pre-Petition Loan Agreement" has the meaning set forth in the recitals to this Agreement.

             "Pro Rata Share" means:


                           (a)      with respect to a Lender's obligation to
make the Term A Loan and receive payments of principal, interest, fees, costs, and expenses with respect thereto, the percentage obtained by dividing (i) the principal amount of such Lender's Term A Loan Commitment by (ii) the principal amount of the Term A Loan,

                           (b)      with respect to a Lender's obligation to
make the Term B Loan and receive payments of principal, interest, fees, costs, and expenses with respect thereto, the percentage obtained by dividing (i) the principal amount of such Lender's Term B Loan Commitment by (ii) the principal amount of the Term B Loan,

                           (c)      with respect to all other matters as to a
particular Lender (including the indemnification obligations arising under Section 18.7, the percentage obtained by dividing (i) the unpaid principal amount of such Lender's portion of the Term A Loan plus such Lender's portion of the Term B Loan (inclusive of such Lender's portion of the Term B PIK Amount) by the aggregate amount of (ii) the Term A Loan plus the Term B Loan (inclusive of the Term B PIK Amount).

                "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including obligations under capital leases), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

               "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Borrower.

               "Real Property Collateral" means the parcel or parcels of real property and the related improvements thereto identified on Schedule R-1, and any Real Property hereafter acquired by any Borrower.

               "Record" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

                "Reference Bank" means JPMorgan Chase Bank, its successors or any other commercial bank designated by Agent to the Administrative Borrower from time to time.

                "Reference Rate" means the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

                "Registration Rights Agreement" means the Registration Rights Agreement, in form and substance satisfactory to the Agent, by and between the Parent and Holder, with respect to the shares of Warrant Stock that Holder may acquire pursuant to the Warrants and certain rights associated with such shares.

                "Reorganization" shall mean the reorganization of the Debtors pursuant to the Reorganization Plan and the Confirmation Order.

                "Reorganization Plan" means the Plan of Reorganization of the Debtors dated April 29, 2003 proposed pursuant to Section 1121 et. seq. of the Bankruptcy Code.

                "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

                "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate fifty-one percent (51%) or more of the Commitments or, if the Commitments have been terminated irrevocably, 51% of the Obligations then outstanding.

                "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

                "SEC" means the United States Securities and Exchange Commission and any successor Federal agency having similar powers.

               "Securities Account" means a "securities account" as that term is defined in the Code.

              "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including all classes of common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

             "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

            "Term A Loan" has the  meaning  set forth in  Section
2.4(a)(i).

            "Term A Loan Commitment" means the amount set forth opposite such Lender's name on Schedule C-1 as such Lender's "Term A Loan Commitment", as the same may be adjusted from time to time pursuant to the terms of this Agreement.

            "Term B Loan" has the  meaning  set forth in  Section
2.4(b)(i).

            "Term B Loan Commitment" means the amount set forth opposite such Lender's name on Schedule C-1 as such Lender's "Term B Loan Commitment", as the same may be adjusted from time to time pursuant to the terms of this Agreement.

             "Term B PIK Amount" means, as of any date of determination, the amount of all interest accrued with respect to the Term B Loan that has been paid in kind by being added to the balance thereof in accordance with Section 2.7(a).

             "Term Loans" means, collectively, the Term A Loan and the Term B Loan.

              "Trademark Security Agreement" means that certain Trademark Security Agreement, dated as of even date herewith, among Borrowers and Agent, in form and substance satisfactory to Agent.

              "UCC Filing Authorization Letter" means a letter executed by each Borrower authorizing Agent to file appropriate financing statements on Form UCC-1 in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Liens to be created by each applicable Loan Document.

             "Voidable  Transfer"  has the  meaning  set  forth in
Section 19.8.

             "Warrants" has the meaning set forth in Section 15.

            "Warrant Stock" means each share of Common Stock issuable by the Parent upon the exercise of the Warrants.

1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Parent and its Subsidiaries" is used in respect of a financial covenant or a related definition, it shall be understood to mean the Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof,"
"herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or any other Loan Documents, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. An Event of Default shall
"continue" or be "continuing" until such Event of Default has been waived in writing by Agent or cured. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joiners, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference. Disclosure in any schedule to this Agreement shall be deemed disclosure for all purposes of this Agreement

2.       LOAN AND TERMS OF PAYMENT.

2.1      [Intentionally Omitted].

2.2      [Intentionally Omitted].

2.3      [Intentionally Omitted].

2.4 Term Loans. (a)(i) Subject to the terms and conditions of this Agreement, each Lender that has a Term A Loan Commitment severally agrees to make a term loan as of the Closing Date (the "Term A Loan") to Borrowers in the original aggregate principal amount equal to such Lender's Term A Loan Commitment.

Notwithstanding the forgoing, Borrower and Lenders agree that the entire Term A Loan is outstanding as of the Closing Date. The Term A Loan shall be repaid on the first day of each month during the applicable periods set forth below and in the amounts corresponding to such periods, as follows:

                                            (A)      during the period from
 August 20, 2002 to and including December 31, 2004, the
Term A Loan shall be repaid in monthly installments of principal equal to $250,000, provided that any and all adequate assurance payments made by Debtors on or after the Closing Date shall be deemed to have been made on and shall reduce the principal balance of the Term A Loan on a dollar for dollar basis; and

                                            (B)      on January 1, 2005 and
 each month thereafter, the Term A Loan shall be repaid in
monthly installments of principal equal to the greater of (I) the product of (x) the principal amount of the Term A Loan outstanding on December 31, 2004 multiplied by (y) 1/36th and (II) $250,000.

(ii) Notwithstanding the foregoing, with respect to any monthly amortization installment due and payable on the Term A Loan during the 2003 calendar year, Borrowers shall have the right to defer the payment of any such installment for thirty (30) days from the date such installment is otherwise due hereunder, provided that Borrowers may exercise such deferral right once during the 2003 calendar year.

(iii) Borrowers shall repay (A) at least $7,500,000 of the original principal amount of the Term A Loan by September 30, 2003 (i.e., the Term A Loan is reduced to $17,500,000 by such date) and (B) at least $10,000,000 of the original principal amount of the Term A Loan by December 31, 2003 (i.e., the Term A Loan is reduced to $15,000,000 by such date); provided, however, that each deadline set forth in clauses (A) and (B) above shall be extended by sixty
(60) days from the applicable deadline if, at least two (2) Business Days prior to such deadline, Borrowers deliver to Agent a fully executed letter of intent, in form and substance reasonably satisfactory to Agent, providing for the purchase by a Person (other than an Affiliate of a Borrower) of any of the assets set forth on Schedule 7.4 and the Net Proceeds resulting from such sale would, when aggregated with all prior principal repayments of the Term A Loan, enable Borrowers to satisfy the minimum repayment amount corresponding to such deadline.

(iv) The outstanding principal balance and all accrued and unpaid interest under the Term A Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. The unpaid principal balance of the Term A Loan may be prepaid in whole or in part without penalty or premium at any time during the term of this Agreement upon 10 days prior written notice by Borrowers to Agent, all such prepaid amounts to be applied to the principal installments due on the Term A Loan in the inverse order of their maturity. All amounts outstanding under the Term A Loan shall constitute Obligations.

(v) Notwithstanding anything contained in this Agreement to the contrary if (A) on or before June 30, 2003, the Borrowers have repaid $23,000,000 of the aggregate principal amount of the Term A Loan, together with all accrued interest thereon, the remaining principal balance of the Term A Loan and any interest accrued thereon shall be forgiven by the Lenders, and (B) on or before December 31, 2003, the Borrowers have repaid $24,000,000 of the aggregate principal amount of the Term A Loan, together with all accrued interest thereon, the remaining principal balance of the Term A Loan and any interest accrued thereon shall be forgiven by the Lenders.

(b) (i) Subject to the terms and conditions of this Agreement, each Lender that has a Term B Loan Commitment severally agrees to make a term loan as of the Closing Date (the "Term B Loan") to Borrowers in the original aggregate principal amount equal to such Lender's Term B Loan Commitment. Notwithstanding the foregoing, Borrower and Lenders agree that, subject to adjustment in accordance with the subsequent provisions of this Section 2.4(b), the entire Term B Loan is outstanding as of the Closing Date. The following portions of the outstanding principal amount of the Term B Loan shall be forgiven, together with all accrued interest on the principal amount so forgiven, upon the satisfaction of the condition corresponding to such forgiven amount:

                                            (A)      $1,250,000, if at
least $5,000,000 of the aggregate principal balance of the Term A Loan has been repaid during the period from August 20, 2002 to June 30, 2003;

                                            (B)      $1,250,000, if at least
$10,000,000 of the aggregate principal balance of the Term A Loan has been repaid during the period from August 20, 2002 to December 31, 2003;

                                            (C)      $1,250,000, if at least
$15,000,000 of the aggregate principal balance of the Term A Loan has been repaid during the period from August 20, 2002 to June 30, 2004; and

                                            (D)      $1,250,000, if the
aggregate principal amount of the Term A Loan has been repaid in full, together with all accrued interest thereon, by December 31, 2004 or forgiven as provided in Section 2.4(a)(v).

(ii) If any principal amount of the Term B Loan is outstanding on January 1, 2005, the balance owing under the Term B Loan shall be determined by the Bankruptcy Court based upon the aggregate amount claimed by the Lenders to be owing by the Debtors under the Pre-Petition Agreement Loan as of August 20, 2002, less the amount determined by the Bankruptcy Court in accordance with the Reorganization Plan as not owing to the Lenders thereunder (such determination having been made in connection with the Adversary Proceeding), less $25,000,000 and less any reductions to the principal balance of the Term B Loan pursuant to clauses (A) through (D) of Section 2.4(b)(i).

(iii) The outstanding principal balance and all accrued and unpaid interest under the Term B Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. If and only if the Term A Loan has been repaid in full, the unpaid principal balance of the Term B Loan may be prepaid in whole or in part without fee, penalty or premium at any time during the term of this Agreement upon written notice by Borrowers to Agent. All amounts outstanding under the Term B Loan shall constitute Obligations.

2.5      Payments.

(a)      Payments by Borrower.

(i) All payments to be made by Borrowers shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent for the account of the Lenders, at Agent's address set forth in
Section 12, and shall be made in immediately available funds, no later than 2:00 p.m. (New York time) on the date specified herein. Any payment received by Agent later than 2:00 p.m. (New York time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(iii) Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers have not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(iv) Immediately upon the receipt by any Borrower or any of its Subsidiaries of any Net Proceeds from the disposition of the assets set forth on Schedule 7.4 of such Borrower or any of its Subsidiaries, such Borrower shall prepay the Term A Loan in an amount equal to 100% of such Net Proceeds. Lenders agree to cooperate with Borrowers on the realization of proceeds from the sale of the assets identified in Schedule 7.4, including (A) consent to the sale of such assets in which Agent has security interests, provided that the Net Proceeds of such sales are applied in accordance with the immediately preceding sentence to the reduction of the Term A Loan, and (B) consent to a prior mortgage on the Naugatuck Property and/or the satisfaction of Agent's Lien on the Naugatuck Property in connection with the sale or mortgage of the Naugatuck Property, provided the Net Proceeds therefrom are applied in accordance with the immediately preceding sentence to the reduction of the Term A Loan and applied to the satisfaction of any existing prior mortgages on the Naugatuck Property in an amount not exceeding $635,000 using cash on hand. In addition to the foregoing, any Net Proceeds received by Borrowers from any life insurance policies maintained by Borrowers on the life of Howard S. Modlin shall be promptly paid to Agent to prepay the Term A Loan.

(b) Apportionment, Application of Payments, and Reversal of Payments. (i) Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of each Lender's Term Loans as to which such payments relate), and payments of the fees (other than fees designated for Agent's sole and separate account) shall, as applicable, be apportioned ratably among the Lenders. Except as otherwise provided in paragraph (b)(ii) below, all payments shall be remitted to Agent and all such payments not relating to principal of or interest on specific Term Loans (other than payments received while no Event of Default has occurred and is continuing and that relate to the payment of principal or interest of specific Obligations or that relate to the payment of specific fees or other amounts) and all proceeds of Accounts or other Collateral received by Agent pursuant to this Agreement or any other Loan Document, shall be applied as follows:

          first, to pay any Lender Group Expenses then due to Agent from Borrowers until paid in full;

          second, to pay any Lender Group Expenses then due to Lenders from Borrowers;

          third, to pay interest due in respect of all Agent Advances until paid in full;

          fourth, to pay interest due in respect of the Term A Loan until paid in full;

          fifth, to pay or prepay principal of Agent Advances until paid in full;

          sixth, to pay or prepay the principal of the Term A Loan until paid in full;

          seventh, when due and payable, to pay all Obligations in respect of the Term B Loan until paid in full; and

          eighth, ratably to pay any other Obligations due to Agent or any Lender by Borrowers.

Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a settlement delay.

(ii) In each instance, so long as no Event of Default has occurred and is continuing, Section 2.5(b)(i) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to Agent to be for the payment of Obligations in respect of a Term Loan when due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Term A Loan pursuant to Section 2.5(a)(iv).

(iii) For purposes of the foregoing, "paid in full" with respect to interest shall include interest accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allowable in such Insolvency Proceeding.

(iv) In the event of a direct conflict  between the priority  provisions of this
Section 2.5(b) and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
Section 2.5(b) shall control and govern.

2.6      Agent Advances.

(a)  Subject  to the  limitations  set forth in the  proviso  contained  in this
Section 2.6(a), Agent hereby is authorized by Borrowers and Lenders, from time to time in Agent's sole discretion, after the occurrence and during the continuance of a Default or an Event of Default (but without constituting a waiver of such Default or Event of Default), to make advances to Borrowers on behalf of Lenders that Agent, in its reasonable business judgment, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, the repayment of the Obligations, or (iii) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the advances described in Section 10 (any of the advances described in this Section 2.6(a) being hereinafter referred to as "Agent Advances"); provided, that the Required Lenders may at any time revoke Agent's authorization contained in this Section 2.6(a) to make Agent Advances, any such revocation to be in writing and to become effective upon Agent's receipt thereof.

(b) Agent Advances shall be repayable by Borrowers on demand and secured by the Collateral, shall constitute Obligations hereunder, and shall bear interest at the rate then applicable to Obligations pursuant to Section 2.7.

2.7      Interest:  Rates, Payments, and Calculations.

(a) Interest Rate. Except as provided in clause (c) below, all Obligations shall bear interest at a per annum rate of 7.25 percentage points, provided that after December 31, 2003, all Obligations shall bear interest at a per annum rate equal to the greater of (i) 7.25 percentage points and (ii) the Reference Rate plus
2.5 percentage points; provided, however, that the interest on the outstanding principal amount of the Term B Loan shall be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Term B Loan. Any interest to be capitalized shall be capitalized on the date such interest is to be paid pursuant to Section 2.7(e) and added to the then outstanding principal amount of the Term B Loan and, thereafter, shall bear interest as provided hereunder as if it had originally been part of the outstanding principal of the Term B Loan.

(b)      [Intentionally Omitted]
          ---------------------

(c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, all Obligations shall bear interest at a per annum rate equal to 2.00 percentage points above the interest rate applicable to such Obligations at such time.

(d) Minimum  Interest.  In no event shall the rate of interest  chargeable under
Section 2.7(a) for any day be less than 7.25% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

(e) Payments. Interest (other than the Term B PIK Amount) payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrowers will pay on demand, all Lender Group Expenses incurred by Agent and each Lender. Lenders and Borrowers hereby authorize Agent to, and Agent may, from time to time, charge the Loan Account of Borrowers with any amount due and payable by Borrowers under any Loan Document. Lenders and Borrowers agree that Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing. Any amount charged to the Loan Account of Borrowers shall be deemed an Obligation hereunder and, if not paid within 10 days after the same are billed to Borrowers by Agent, thereafter shall bear interest as provided hereunder. Lenders and Borrowers confirm that any charges which Agent may so make to the Loan Account of Borrowers as herein provided will be made as an accommodation to Borrowers and solely at Agent's discretion.

(f) Computation. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

(g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.8 Collection of Accounts. (a) Each Borrower shall at all times maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date, (i) shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of such Borrower to remit all Collections in respect thereof to such Lockboxes and (ii) shall deposit all other Collections received by such Borrower from any source immediately upon receipt into the Lockboxes. Each Borrower, Agent, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Each Borrower agrees that all Collections and other amounts received by such Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by any Borrower without the prior written consent of Agent. In the absence of an Event of Default, Borrowers shall be permitted to use any and all cash deposited into any Lockbox Account.

(b) The Lockbox Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrowers are hereby deemed to have granted a Lien to Agent.

2.9 Crediting Payments. Borrowers will make each payment under this Agreement not later than 2:00 p.m. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Agent's Account. All payments received by Agent after 2:00 p.m. (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by Borrowers without set-off, counterclaim, deduction or other defense to Agent and Lenders.

2.10     [Intentionally Omitted].

2.11 Maintenance of Loan Account; Statements of Obligations. Agent on behalf of the Lender Group shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with the Term Loans made by Agent or the Lenders to Borrowers or for Borrowers' account, including, accrued interest and Lender Group Expenses. In accordance with Section 2.9, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent's Account from any Lockbox Bank. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

2.12     Joint and Several Liability of the Borrowers.

(a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.12), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

(d) The Obligations of each Borrower under the provisions of this Section 2.12 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or the Lender Group under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lender Group at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Lender Group in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Agent or Lender Group with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.12 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.12, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrowers under this Section 2.12 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each
Borrower under this Section 2.12 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower, Agent or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any Borrower, Agent or any Lender.

(f) The provisions of this Section 2.12 are made for the benefit of Agent and each Lender and their respective successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of Agent or any Lender or such successor or assign first to marshall any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this

Section 2.12 shall remain in effect until all of the Obligations shall have been indefeasibly paid in full or otherwise fully and finally satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Lender Group upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.12 will forthwith be reinstated in effect, as though such payment had not been made.

(g) Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Lender Group with respect to any of the Obligations or any collateral security therefor. Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender Group hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior indefeasible payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

(h) Each Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior indefeasible payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Lender Group.

3.       DELIVERIES; TERM OF AGREEMENT.

3.1 Deliveries By Borrower. On or before the Effective Date, Borrowers shall deliver to Agent the following:

(a) The UCC Filing Authorization Letter duly executed by each Borrower and satisfactory evidence of the filing of all financing statements on Form UCC-1 in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests purported to be created by each applicable Loan Document;

(b) The following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

a.       the Lockbox Agreements;

b. a Pledge Agreement, duly executed by the Parent, General DataComm, and GDC Realty;

c.       the Patent Security Agreement;

d.       the Trademark Security Agreement;

e.       the Warrants;

f.       the Registration Rights Agreement; and

g.       a collateral  assignment  of any and
         all life insurance policies owned by
         Parent on the life of Howard  Modlin
         together    with    duly    executed
         beneficiary  designations  for  such
         policies   naming   Agent   as   the
         Beneficiary of such policies.

(c) A certificate from the Secretary of each Borrower attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents (including the Warrants) to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same;

(d)Copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Effective Date, certified by the Secretary of such Borrower;

(e) A certificate of status with respect to each Borrower, dated within 10 days of the Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction except as otherwise disclosed in the Chapter 11 Case;

(f) Certificates of status with respect to each Borrower, each dated within 15 days of the Effective Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

(g) A certificate of insurance, together with the endorsements thereto, as are required by Section 6.11, the form and substance of which shall be satisfactory to Agent and its counsel;

(h) Agent shall have received such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Agent may require;

(i) Agent shall have received a certificate from the chief executive officer of each Borrower (on behalf of such Borrower) certifying as to the truth and accuracy of the representations and warranties of Borrowers contained in Article 5 and as to the absence of any Defaults or Events of Default;

(j) Agent shall have received evidence, satisfactory to the Agent, that each of the conditions precedent to the Effective Date and consummation of the Reorganization Plan shall have been satisfied and that the Effective Date shall have occurred;

(k) Borrowers shall have paid or caused to be paid all amounts accrued and unpaid through and including the Effective Time with respect to any adequate protection provided under the Bankruptcy Code in accordance with the terms of, and to the extent required by, the Reorganization Plan, the Confirmation Order or any other order of the Bankruptcy Court;

(l) A copy of the Confirmation Order shall have become a Final Order and Agent shall have received a copy thereof certified by a clerk of the Bankruptcy Court as true, complete and correct and such order shall be in full force and effect;

(m) Agent shall have received a fully executed copy of the Indenture pertaining to the Debentures and the Subordinated Security Agreement securing payment of the Debentures, each certified by the Parent as a true and complete copy thereof; and

(n) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and its counsel and the fees and disbursements of Schulte Roth & Zabel LLP and all other accrued and unpaid Lender Group Expenses (including the fees and disbursements of counsel to any member of the Lender Group on the Effective Date) that are required to be paid under this Agreement shall be paid if invoiced as of the Effective Date.

Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 3.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition set forth in this Section 3.1.

3.2      [Intentionally Omitted].

3.3      [Intentionally Omitted].

3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by each Borrower, each of the Lenders and the Agent, and shall continue in full force and effect for a term ending on December 31, 2007 (the "Maturity Date"), unless sooner terminated pursuant to the terms hereof. The foregoing notwithstanding, Agent (on behalf of the Lender Group) shall have the right to terminate Lender Group's obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge any Borrower of Borrower's duties, Obligations, or covenants hereunder or under the other Loan Documents, and Lender Group's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender Group's obligation to provide additional credit hereunder is terminated.

3.6 Early Termination by Borrower. Borrowers have the option, at any time upon written notice to Agent, to terminate this Agreement by paying to Agent (for the ratable benefit of Lender Group), in cash, the Obligations, in full, without fee, premium or penalty.

4.       CREATION OF SECURITY INTEREST.

4.1 Grant of Security Interest. Each Borrower hereby grants to Agent, for the benefit of the Lender Group, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by such Borrower of each of its covenants and duties under the Loan Documents. The Agent's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Agent or any Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of the properties and assets under Section
7.4 hereof and as otherwise provided in this Agreement, the Borrowers have no authority, express or implied, to dispose of any item or portion of the Collateral.

4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Agent's security interest is dependent on or enhanced by possession, each Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuance of an Event of Default, Agent or its designee may (a) notify customers or Account Debtors of each Borrower that the Accounts, chattel paper or General Intangibles have been assigned to Agent or that Agent has a security interest therein, and (b) collect the Accounts, chattel paper or General Intangibles directly and charge the collection costs and expenses to the Loan Account, and each Borrower agrees that it will hold in trust for Lender Group, as Agent's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by such Borrower.

4.4 Filing of Financing Statements; Commercial Tort Claims; Pledge Amendments; Delivery of Additional Documentation Required.

(a) Each Borrower authorizes Agent to file any financing statement required hereunder, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of any Borrower where permitted by applicable law. Each Borrower hereby ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of any Borrower prior to the date hereof.

(b) If any Borrower acquires any commercial tort claims after the date hereof, such Borrower shall immediately deliver to Agent a written description of such commercial tort claim and shall deliver a written agreement, in form and substance reasonably satisfactory to Agent, pursuant to which such Borrower shall pledge and collaterally assign all of its right, title and interest in and to such commercial tort claim to Agent, for the benefit of the Lenders, as security for the Obligations (a "Commercial Tort Claim Assignment").

(c) At any time upon the  request of Agent,  each  Borrower  shall  execute  and deliver to Agent, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Agent may request in its Permitted Discretion, in form and substance reasonably satisfactory to Agent, to perfect and continue perfected or better perfect the Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Agent in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents, including any Mortgages.

(d) To the maximum extent permitted by applicable law, each Borrower authorizes Agent to execute any such Additional Documents in such Borrower's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. To the maximum extent permitted by applicable law, each Borrower authorizes the filing of any such Additional Documents without the signature of such Borrower in any appropriate filing office. In addition, on such periodic basis as Agent shall require, each Borrower shall (i) provide Agent with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by such Borrower during the prior period, (ii) cause all patents, copyrights, and trademarks acquired or generated by such Borrower that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of such Borrower's ownership thereof, and (iii) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

4.5 Power of Attorney. Each Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Borrower's name on any Collection item that may come into Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as each Borrower's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender Group's obligations to extend credit hereunder have been terminated.

4.6 Right to Inspect. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify each Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

4.7 Control Agreements. Each Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.22 and, if to another securities intermediary, unless such Borrower, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other investment property shall be modified by any Borrower without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any securities intermediary to liquidate or transfer the applicable Securities Account or any related investment property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

5.       REPRESENTATIONS AND WARRANTIES.

                  In order to induce Lender Group to enter into this Agreement, each Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the Effective Date (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

5.1 No Encumbrances. Each Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

5.2      [Intentionally Omitted]

5.3      [Intentionally Omitted]

5.4 Equipment. All of the Equipment is used or held for use in Borrowers' business.

5.5 Location of Inventory and Equipment. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Agent's prior written consent) and no material part of the Inventory or Equipment is located at locations other than those identified on Schedule 6.11 or otherwise permitted by Section 6.11.

5.6 Inventory Records. Each Borrower keeps records itemizing and describing the kind, type, quality, and quantity of the Inventory, and such Borrower's cost therefor that are correct and accurate in all material respects.

5.7 State of Incorporation; Location of Chief Executive Office; FEIN, Organizational ID Number; Commercial Tort Claims.

(a)      The state of incorporation of each Borrower is set forth in Schedule
5.7(a).

(b) The chief executive office of each Borrower is located at the address indicated in Schedule 5.7(b).

(c) Each Borrower's FEIN and organizational identification number is identified in Schedule 5.7(c).

(d) None of the Borrowers holds any commercial tort claim as of the date hereof, except as set forth in Schedule 5.7(d).

5.8      Due Organization and Qualification; Subsidiaries.

(a) Except as disclosed in the Chapter 11 Cases or in Schedule 5.8, each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

(b) Set forth on Schedule 5.8, is a complete and accurate description of the authorized capital stock of Parent, by class, and, as of the Effective Date, a description of the number of shares of each such class that are issued and outstanding and the number of such shares that are held in Parent's treasury. All such outstanding shares have been validly issued and, as of the Effective Date, are fully paid, nonassessable shares free of contractual preemptive rights. The issuance and sale of all such shares have been in compliance with all applicable federal and state securities laws. Other than as described on
Schedule 5.8 or disclosed in the Reorganization Plan, there are no subscriptions, options, warrants, or calls relating to any shares of Parent's capital stock, including any right of conversion or exchange under any outstanding security or other instruments and Parent is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock.

(c) Set forth on Schedule 5.8, is a complete and accurate list of each Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by such Borrower. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(d) Except as set forth on Schedule 5.8, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of any Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

(e) The Parent has reserved, out of its authorized but unissued Stock, a sufficient number of shares of Stock to permit Holder to purchase shares of the Warrant Stock in accordance with the Warrants.

5.9      Due Authorization; No Conflict.

(a) The execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

(b) The execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of any Borrower.

(c) Except as set forth on Schedule 5.9(c) and other than the filing of appropriate financing statements, filings or registrations in the United States Patent and Trademark Office and the equivalent foreign filings and registrations, fixture filings, mortgages and compliance with the Assignment of Claims Act or any state or foreign statutory equivalent, the execution, delivery, and performance by each Borrower of this Agreement and the Loan
Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

(d) This Agreement and the Loan Documents to which a Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by a Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

(e) Upon the filing of appropriate financing statements, filings or registrations in the United States Patent and Trademark Office and the equivalent foreign filings and registrations, fixture filings and mortgages, and upon delivery to the Agent of the Pledged Collateral (as defined in the respective Pledge Agreements), the Liens granted by each Borrower to Agent for the benefit of the Lender Group in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

5.10 Litigation. There are no actions or proceedings pending by or against any Borrower before any court or administrative agency and no Borrower has knowledge of any pending, threatened, or imminent litigation, governmental investigations, or claims, actions, or prosecutions involving any Borrower, except for: (a) ongoing collection matters in which a Borrower is the plaintiff; (b) matters disclosed on Schedule 5.10 or in the Reorganization Plan; (c) other matters existing on the Effective Date that, if decided adversely to such Borrower, would in the aggregate result in liability to such Borrower of not more than $100,000 in the aggregate; and (d) matters arising after the Effective Date hereof that are not reasonably likely to have a Material Adverse Change.

5.11 Financial Statements; No Material Adverse Change. The most recent financial statements (excluding financial projections) filed in the Bankruptcy Court prior to the Effective Date relating to any Borrower have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present such Borrower's financial condition as of the date thereof and such Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to any Borrower since the date of such financial statements submitted to Lender Group on or before the Effective Date.

5.12     [Intentionally Omitted]

5.13 Employee Benefits. No Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Each Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. No Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. No Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Benefit Plan under Section 401(a)(29) of the IRC.

5.14 Environmental Condition. Except as set forth in Schedule 5.14, none of any Borrower's properties or assets has ever been used by a Borrower in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials in violation of applicable environmental laws or, if in violation of applicable environmental laws, all such violations have been cured, none of any Borrower's properties or assets has, to the best of Borrower's knowledge, been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute, no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by any Borrower, and no Borrower has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency during the year prior to the Effective Date concerning any action or omission by any Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

5.15 Brokerage Fees. No brokerage commission or finders fees has or shall be incurred or payable in connection with or as a result of Borrowers' obtaining financing from the Lender Group under this Agreement, and no Borrower has utilized the services of any broker or finder in connection with Borrowers' obtaining financing from the Lender Group under this Agreement.

5.16 Permits and other Intellectual Property. Set forth on Schedule 5.16 is a complete and accurate list of all Permits, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets and know-how (collectively, the "Intellectual Property"), owned by each Borrower, showing as of the date hereof the jurisdiction in which registered, the registration or application number. Each Borrower owns or possesses adequate licenses or other rights that are necessary for the operation of its business as currently conducted or proposed to be conducted. No claim is pending or, to the knowledge of Borrowers, threatened to the effect that any Borrower infringes upon, or conflicts with, the asserted rights of any other Person under any Intellectual Property, and, to the best of each Borrower's knowledge without independent investigation other than those investigations customarily undertaken by owners of similar businesses, there is no basis for any such claim (whether pending or threatened) which is reasonably likely to result in a Material Adverse Change. No claim is pending or, to the knowledge of Borrowers, threatened to the effect that any such Intellectual Property owned or licensed by any Borrower, or in which any Borrower otherwise has the right to use is invalid or unenforceable by any Borrower, and, to the best of each Borrower's knowledge without independent investigation other than those investigations customarily undertaken by owners of similar businesses, there is no basis for any such claim (whether or not pending or threatened).

5.17 Material Contracts; Restrictive Agreements. Except for such changes as have been provided to Agent in writing, each other Material Contract to which any Borrower or any Subsidiary of a Borrower is a party is set forth in Part I of
Schedule 5.17. Borrower has provided to Agent or its counsel each definitive written agreement relating to each such Material Contract. Except as set forth in Part II of Schedule 5.17, no Borrower nor Subsidiary of a Borrower is a party to or bound by any agreement or instrument or subject to any corporate or other restriction, the performance or observance of which has caused or, as far as such Borrower or Subsidiary can reasonably foresee, is likely to cause a Material Adverse Change.

5.18 Government Contracts. No Borrower nor any Subsidiary of a Borrower is in receipt of any notice from any Governmental Authority that such Borrower or such Subsidiary of a Borrower is disqualified, barred or suspended from bidding on or performing any contract or proposed contract.

6.       AFFIRMATIVE COVENANTS.

                  Each Borrower covenants and agrees that, until full and final payment of the Obligations, each Borrower shall, and shall cause each of its Subsidiaries to, do all of the following:

6.1 Accounting System. Maintain a standard and modern system of accounting that enables each Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be reasonably requested by Agent. Each Borrower also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

6.2 Financial Statements, Reports, Certificates. Deliver to Agent with copies to each Lender: (a) as soon as available, but in any event within 20 days after the end of each month during each of Borrowers' fiscal years, a company prepared balance sheet and income statement, covering the operations of the Parent and its Subsidiaries on a consolidated basis during such period; (b) as soon as available, but in any event within 45 days after the end of each fiscal quarter during each of Borrowers' fiscal years, a company prepared balance sheet, income statement, and statements of cash flows covering the operations of the Parent and its Subsidiaries on a consolidated basis during such period; and (c) as soon as available, but in any event within 90 days after the end of each of Borrowers' fiscal years, consolidated financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified that they have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Agent stating that such accountants do not have knowledge of the existence of any Default or Event of Default that is continuing. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management.

                  In addition to the above, Parent also shall deliver to Agent Parent's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Parent with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other written information that is provided by Borrower to its shareholders, and any other report reasonably requested by Agent relating to the financial condition of Parent and its Subsidiaries.

                  Each month, together with the financial statements provided pursuant to Sections 6.2(a) and (b), Administrative Borrower shall deliver to Agent a certificate signed by its chief financial officer to the effect that:
(i) all financial statements delivered or caused to be delivered to Agent hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of each Borrower, (ii) the representations and warranties of each Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenant contained in Section 7.20, and (iv) on the date of delivery of such certificate to Agent there does not exist any condition or event that constitutes a Default or Event of Default that is continuing (or, in the case of clauses (i), (ii), or (iii), the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, is taking, or proposes to take with respect thereto).

6.3 Tax Returns. Deliver to Agent copies of each Borrower's future federal income tax returns, and any amendments thereto, within 30 days after the filing thereof with the Internal Revenue Service ("IRS").

6.4      [Intentionally Omitted]

6.5 Returns. Cause returns and allowances, if any, as between a Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of such Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to a Borrower, such Borrower promptly shall determine the reason for such return and, if such Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to a Borrower, such Borrower promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

6.6 Title to Equipment. Upon Agent's request, each Borrower promptly shall deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

6.7 Maintenance of Equipment. Maintain the Equipment that is presently used in Borrowers' operations in its present operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than (i) those items of Equipment that constitute fixtures on the Effective Date and (ii) heating, ventilation and air conditioning equipment, no Borrower shall permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

6.8 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against a Borrower or any of its Subsidiaries or any of their respective properties to be paid in accordance with the Reorganization Plan, in the case of any taxes accruing prior to the Filing Date, or, in all other cases, to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien) shall be the subject of a Permitted Protest. Each Borrower shall make, and cause its Subsidiaries to make, due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions accruing after the Effective Date required of them by law, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Each Borrower will make, and cause its Subsidiaries to make, timely payment or deposit of all tax payments and withholding taxes accruing after the Effective Date required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that such Borrower and such Subsidiaries has made such payments or deposits.

6.9      Insurance.

(a) At its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Each Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to such Borrower's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation to the same extent as maintained on the Effective Date.

(b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the Improvements and Chattels (as such terms are defined in the Mortgages), for the full replacement cost thereof, subject to deductibles consistent with historical business practice, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Agent may reasonably require, but in any event in amounts sufficient to prevent any Borrower from becoming a co-insurer under such policies; (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount reasonably acceptable to the Agent; (iii) business rental insurance covering annual receipts for a 12 month period for each parcel of Real Property Collateral; and (iv) insurance for such other risks as Agent may require. Replacement costs, at Agent's option, may be redetermined by an insurance appraiser, satisfactory to Agent, not more frequently than once every 12 months at Borrowers' cost. All such insurance shall be to the same extent as maintained on the Effective Date.

(c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Agent. All insurance required herein shall be written by companies which have a Best's rating of A for capital and X for financial stability. All hazard insurance and such other insurance as Agent shall reasonably require and shall contain a satisfactory lender's loss payable endorsement naming Agent as sole loss payee (other than with respect to the Real Property Collateral) or additional insured, as appropriate, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.9 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Agent and that any loss payable thereunder shall be payable notwithstanding any act or negligence of any Borrower or Agent which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Agent or the Lender Group pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Each Borrower shall deliver to Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor. Agent acknowledges that Borrowers' policies and coverages in effect as of the Effective Date are satisfactory.

(d) Original policies or certificates thereof satisfactory to Agent evidencing such insurance shall be delivered to Agent at least 30 days prior to the expiration of the existing or preceding policies. Each Borrower shall give Agent prompt notice of any loss covered by such insurance. Agent shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to any Borrower whatsoever in respect of such adjustments; provided that either (i) an Event of Default has occurred and is continuing at the time of such adjustment, or (ii) the amount of any such loss covered by such insurance is in excess of $750,000. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Agent (for the ratable benefit of the Lender Group) to be applied at the option of Agent either to the repayment of the Obligations without premium, or shall be disbursed to a Borrower under stage payment terms satisfactory to Agent for application to the cost of repairs, replacements, or restorations, except to the extent such insurance proceeds are required to be paid to the holders of Permitted Liens to the extent required by the agreement creating or evidencing such Permitted Lien or the indebtedness secured thereby. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default that is continuing, Agent shall have the right to apply all prepaid premiums to the payment of the Obligations.

6.10 No Setoffs or Counterclaims. Make payments hereunder and under the other Loan Documents by or on behalf of any Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

6.11 Location of Inventory and Equipment; Segregation of Inventory. (a)Keep the Inventory and Equipment only at the locations identified on Schedule 6.11; provided, however, that Borrowers may amend Schedule 6.11 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, each Borrower provides to Agent a Collateral Access Agreement.

(b) Keep all bill and hold Inventory physically segregated from all other Inventory of the Borrowers and marked to indicate that such segregated Inventory is not the property of a Borrower.

6.12 Compliance with Laws. Comply and cause its Subsidiaries to comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not cause and could not reasonably be expected to cause a Material Adverse Change.

6.13     Employee Benefits.

(a) Cause to be delivered to Agent: (i) promptly, and in any event within 10 Business Days after a Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of such Borrower describing such ERISA Event and any action that is being taking with respect thereto by such Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. A Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by a Borrower, any of its Subsidiaries or, to the knowledge of such Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by a Borrower, any of its Subsidiaries or, to the knowledge of such Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

(b) Cause to be delivered to Agent, upon Agent's request, each of the following:
(i) a copy of each Plan (or, where any such plan is not in writing, a complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of a Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by a Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to a Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of a Borrower or its Subsidiaries under any Retiree Health Plan.

6.14 Leases. Pay when due after the Filing Date, all rents and other amounts payable under any leases to which any Borrower is a party or by which any Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

7.       NEGATIVE COVENANTS.

                  Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, no Borrower will, nor will permit any of its Subsidiaries to, do any of the following:

7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

(a)      Indebtedness evidenced by this Agreement;

(b)      Indebtedness set forth on Schedule 7.1;
                                   ------------

(c)      Indebtedness secured by Permitted Liens;

(d) refinancings, renewals, exchanges, or extensions of Indebtedness permitted by clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by any Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Lender Group as those applicable to the refinanced Indebtedness;

(e) Debentures in an aggregate principal amount not to exceed the total allowed general unsecured claims allowed in the Chapter 11 cases at any time, provided that none of the Borrowers shall make any payment of principal of, interest (other than interest that is paid-in-kind) on or fees in respect of the Debentures until all Obligations have been paid in full and this Agreement has terminated;

(f) Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not to exceed the amount of capital expenditures permitted under Section 7.21.

7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(d) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

7.3 Restrictions on Fundamental Changes. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital Stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets, except that (a) a Borrower may be merged into another Borrower, (b) a Subsidiary of a Borrower may be merged into a Borrower and (c) a Subsidiary that is not a Borrower may be merged into another Subsidiary that is not a Borrower, or liquidated or dissolved, provided that if any such Person is merged with or into the Administrative Borrower, the Administrative Borrower shall be the surviving entity.

7.4 Disposal of Assets. Sell, lease, assign, transfer, or otherwise dispose of any of such Borrower's properties or assets other than (a) sales of Inventory to buyers in the ordinary course of such Borrower's business and (b) the sale of the assets listed on Schedule 7.4 hereto so long as the Net Proceeds from such sales are remitted to Agent in accordance with Section 2.5(a)(iv).

7.5 Change Name. Change its name, organizational identification number, structure, or identity, or add any new fictitious name; provided, however, that any Borrower may change its name upon at least 30 days prior written notice to Agent of such change and so long as, at the time of such written notification, it provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens.

7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of a Borrower or which are transmitted or turned over to Agent, except as set forth in Schedule 7.6.

7.7 Nature of Business. Make any change in the principal nature of any Borrower's business.

7.8      Prepayments and Amendments.

(a) Except in connection with a refinancing or exchange permitted by Sections 7.1(d), and except for the prepayment, redemption, retirement or defeasement of any Indebtedness for a consideration consisting solely of Stock, and except for the prepayment of any Indebtedness that is secured solely by the Real Property Collateral, prepay, redeem, refinance, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

(b) Except in connection with a refinancing or exchange permitted by Sections 7.1(d), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), (d) or (e); and

(c) (i) Except as provided in or contemplated by the Reorganization Plan, amend, modify or otherwise change its Governing Documents, including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it with respect to any of its capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its capital Stock, or (ii) amend, modify or otherwise change any Material Contract, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this paragraph (c) that, either individually or in the aggregate, could not reasonably be expected (A) to have a Material Adverse Effect, (B) to have an adverse impact on the Warrants or the Registration Rights Agreement, or (C) to materially impair any Borrower's ability to conduct any aspect of its business or perform or satisfy any representation, warranty or covenant contained in this Agreement or any other Loan Document.

(d) The Parent shall not satisfy any of its obligations with respect to any redemption, tender, put or other similar obligation under the Debentures by paying cash or any other consideration other than its Common Stock.

7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

7.10 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale, except (i) bill and hold Inventory having an aggregate value up to $1,000,000, and (ii) consignment Inventory for short term demonstration purposes, and (iii) spares used to service products.

7.11 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of such Borrower's capital Stock, of any class, whether now or hereafter outstanding, except that (i) a Subsidiary of a Borrower (other than Parent) may pay dividends to such Borrower, (ii) Parent may receive shares of its Stock in consideration for the exercise of stock options granted to its employees and directors (so long as no cash consideration is paid by Parent or any of its Subsidiaries), (iii) Parent may cancel or retire options in accordance with its stock option plans (so long as Parent does not make any cash payments in connection therewith), and (iv) Parent may issue shares of Parent's Stock upon the exercise of Parent's warrants outstanding as of the Closing Date (including the Warrants).

7.12 Accounting Methods. Modify or change its method of accounting, except as required to comply with GAAP or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of such
Borrower's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or such Borrower's financial condition. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

7.13 Investments. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, except for (i) those securities listed in Schedule 7.13, or (ii) securities of the aggregate value of which does not exceed $350,000, (b) loans, advances, capital contributions, or transfers of property to a Person, except intercompany loans made by a Borrower to a Borrower provided that (A) the repayment of each such intercompany loan shall be subordinated to the payment of the Obligations, pursuant to the terms of and evidenced by one or more promissory notes in form and substance satisfactory to the Agent, and (B) such notes shall be pledged to the Agent pursuant to the Pledge Agreement or (c) the acquisition of all or substantially all of the properties or assets of a Person.

7.14 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Borrower except for transactions permitted under Sections 7.11 and 7.13 hereof, issuance of Stock under its 2003 Stock and Bonus Plan and other stock option plans, and transactions that are in the ordinary course of a Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to such Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

7.15 Suspension. Suspend or go out of a substantial portion of its business.

7.16     [Intentionally Omitted]

7.17 Use of Proceeds. Use the proceeds of the Term Loans made hereunder for any purpose other than a purpose consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes. 7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent, and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location. Except as set forth in Schedule 7.18, the Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

7.19     No Prohibited Transactions Under ERISA.  Directly or indirectly:

(a) engage, or permit any Subsidiary of a Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

(b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

(c) fail, or permit any Subsidiary of a Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

(d) terminate, or permit any Subsidiary of a Borrower to terminate, any Benefit Plan where such event would result in any liability of a Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

(e) fail, or permit any Subsidiary of a Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

(f) fail, or permit any Subsidiary of a Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

(g) amend, or permit any Subsidiary of a Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of a Borrower, any Subsidiary of such Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

(h) withdraw, or permit any Subsidiary of a Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of a Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $250,000.

7.20 Financial Covenant. Fail to maintain EBITDA, measured on a fiscal quarter-end basis, of not less than (a) for the fiscal quarter ending December 31, 2003, $0.01 and (b) for each fiscal quarter ending thereafter, the greater of (i) $1,100,000 and (ii) $750,000 plus the aggregate amount of all interest on the Term A Loan accrued during such fiscal quarter. For purposes of this Section 7.20, EBITDA shall be calculated on a cumulative basis by (i) adding the aggregate amount of EBITDA for each fiscal quarter subsequent to December 31, 2003 and (ii) subtracting from such sum the aggregate amount of EBITDA required to be maintained by the Borrowers pursuant to this Section 7.20 for each fiscal quarter subsequent to December 31, 2003. Notwithstanding the foregoing,
Borrowers shall not be required to maintain the applicable EBITDA for any particular fiscal quarter and thereafter if Borrowers' loan availability based on the traditional asset-based loan borrowing structure in the Pre-Petition Agreement (as in effect immediately prior to the Filing Date), as determined on the last day of any fiscal quarter, equals or exceeds the aggregate principal amount of the Term A Loan outstanding as of such date.

7.21 Capital Expenditures. Make capital expenditures in any fiscal year in excess of $12,000,000.

7.22 Securities Accounts. No Borrower shall establish or maintain any Securities Account unless Agent shall have received a Control Agreement, duly executed and in full force and effect, in respect of such Securities Account. Each Borrower agrees that it will not transfer assets out of any Securities Accounts; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, each Borrower may use such assets to the extent permitted by this Agreement.

8.       EVENTS OF DEFAULT.

                  Any one or more of the following events occurring after the Effective Date shall constitute an event of default (each, an "Event of Default") under this Agreement:

                  8.1 ....If  Borrowers fail to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), reimbursement of Lender Group Expenses within 10 days after such Lender Group Expenses are billed to Borrowers, or other amounts constituting Obligations);

                  8.2 ....If any Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in 6.1, 6.2 (but only up to three times during any 12-month period, and only in relation to

Defaults caused by the failure of third Persons to provide required information or reporting, and not in relation to Defaults caused by a Borrower), 6.3, 6.5, 6.7, 6.8, 6.12, 6.13 and 6.14 of this Agreement, or comparable provisions of the other Loan Documents, within 10 days of the date when required (or within 5 days of the date when required in the case of Section 6.2 or Section 6.3) and such failure continues for 30 days after written notice thereof, or if any Borrower otherwise fails to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between any Borrower, Agent and/or the Lender Group and (with the exception of any breach of Section 7.20 hereof) such failure continues for 30 days after written notice thereof;

                  8.3  ....[Intentionally Omitted];

                  8.4 ....If any material  portion of any Borrower's  properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not dismissed or stayed prior to the earliest to occur of (x) any seizure or taking and (y) the expiration of 30 days after any attachment, issuance of any writ or distress warrant, or notice of levy;

                  8.5  ....If an Insolvency Proceeding is commenced by any
Borrower;

                  8.6 ....If an Insolvency  Proceeding is commenced  against any
Borrower and any of the following events occur: (a) such Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Borrower; or (e) an order for relief shall have been issued or entered therein;

                  8.7 ....If any Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                  8.8 ....If a notice of Lien  (other  than a  Permitted  Lien), levy, or assessment in excess of $100,000 is filed of record with respect to any Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien (other than a Permitted Lien), whether choate or otherwise, upon any Borrower's properties or assets and the same is not paid on the payment date thereof;

                  8.9 ....If a judgment  or other  claim for an amount in excess of $100,000 becomes a Lien or encumbrance upon any material portion of any Borrower's properties that is not a Permitted Lien and is not stayed or dismissed within 30 days thereafter;

                  8.10 ...Except as provided in or contemplated under the Reorganization Plan, if there is a default in any material agreement to which any Borrower is a party with one or more third Persons and such Borrower has an obligation to pay money thereunder in an amount in excess of $1,000,000 to one or more such third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of such Borrower's obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

                  8.11 ...If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

                  8.12 ...If any material misstatement or misrepresentation exists now or hereafter as at the time made in any warranty, representation, statement, or report made to Lender Group by any Borrower or any officer, authorized employee, agent, or director of any Borrower, or if any such material warranty or representation is withdrawn;

                  8.13  ...[Intentionally Omitted]

                  8.14 ...If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason (other than failure of Lenders or Agent to make any required filings or registrations or to perform any other action authorized hereunder to perfect such Liens), fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral with an aggregate value in excess of $250,000 covered hereby or thereby; or

                  8.15 ...Any  provision of any Loan Document  shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower, or a proceeding shall be commenced by any Borrower, or by any Governmental Authority having jurisdiction over any Borrower, seeking to establish the invalidity or unenforceability thereof, or any Borrower shall deny that any Borrower has any liability or obligation purported to be created under any Loan Document.

Upon the occurrence of any of the foregoing Events of Default or the cure of the same by Borrowers, Agent, without any liability for the failure to do so, shall provide notice (in the same manner provided for notice to a party set forth in Section 12 hereof) of such Event of Default to the Debenture Trustee at such address as the Debenture Trustee may from time to time provide to Agent for purposes of such notice.

9.       LENDER GROUP'S RIGHTS AND REMEDIES.

9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by each Borrower:

(a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

(b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and Lender Group;

(c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender Group, but without affecting Lender Group's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

(d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrowers' Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Agent Expenses incurred or expended in connection therewith;

(e) Cause a Borrower to hold all returned Inventory in trust for Lender Group, segregate all returned Inventory from all other property of such Borrower or in such Borrower's possession and conspicuously label said returned Inventory as the property of Lender Group;

(f) Without notice to or demand upon Borrower or any Guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral of Agent (for the benefit of Lender Group). Each Borrower agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent as Agent may designate. Each Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the security interests of the Agent and to pay all expenses incurred in connection therewith. With respect to a Borrower's owned or leased premises, such Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

(g) Without notice to any Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of each Borrower held by Lender Group (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrowers held by Lender Group;

(h) Hold, as cash collateral, any and all balances and deposits of each Borrower held by Lender Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

(i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Agent is hereby granted a license or other right to use, without charge for the benefit of Lender Group, each Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and each Borrower's rights under all licenses and all franchise agreements shall inure to Lender Group's benefit;

(j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

(k) Agent shall give notice of the disposition of the Personal Property Collateral as follows:

(1) Agent shall give the Borrower with rights in the applicable Personal Property Collateral and each holder of a security interest in the Personal
Property Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

(2) The notice shall be personally delivered or mailed, postage prepaid, to the Borrower with rights in the applicable Personal Property Collateral as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than the Borrower with rights in the applicable Personal Property Collateral shall be sent to such addresses as they have furnished to Agent;

(l) Agent, on behalf of the Lender Group, may credit bid and purchase at any public sale;

(m) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

(n) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

(o) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrowers.

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

9.2 Remedies Cumulative. Lender Group's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender Group of one right or remedy shall be deemed an election, and no waiver by Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by Lender Group shall constitute a waiver, election, or acquiescence by it.

10.      TAXES AND EXPENSES.

                  If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent reasonably determines that such failure by such Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrowers, Agent for the benefit of the Lender Group may do any or all of the following: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type described in Section 6.9, and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Lender Group shall not constitute an agreement by Lender Group to make similar payments in the future or a waiver by Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.      WAIVERS; INDEMNIFICATION.

11.1 Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender Group on which any Borrower may in any way be liable.

11.2 Lender Group's Liability for Collateral.  Each Borrower hereby agrees that:
(a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

11.3 Indemnification. Each Borrower shall pay, indemnify, defend, and hold each Agent-Related Person, each Lender-Related Person, each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether

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suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, the Pre-Petition Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner
related   thereto   (all   the   foregoing,   collectively,   the   "Indemnified
Liabilities"). Borrowers shall not have any obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the
Obligations.   If  any  Indemnified  Person  makes  any  payment  to  any  other
Indemnified Person with respect to an Indemnified Liability as to which any Borrower was required to indemnify the Indemnified Person receiving such
payment,   the  Indemnified  Person  making  such  payment  is  entitled  to  be indemnified and reimbursed by Borrowers with respect thereto in accordance with and subject to the terms of this Agreement.

12.      NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Administrative Borrower or to Agent, as the case may be, at its address set forth below:

                If to a Borrower
                or Administrative Borrower:

                      c/o GENERAL DATACOMM INDUSTRIES, INC.
                          6 Rubber Avenue
                          Naugatuck, Connecticut  06770
                          Attn: Mr. Howard Modlin, Chief Executive Officer Fax No. 203-729-3182

   with copies to:        YOUNG CONAWAY STARGATT & TAYLOR
                          1000 West Street, 17th Floor
                          Wilmington, Delaware  19801
                          Attn:  Joel Waite, Esq.
                          Fax No.  302-571-6688

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

                If to Agent:

                         ABLECO FINANCE LLC
                         299 Park Avenue, 23rd Floor
                         New York, NY  10171
                         Attn:  Timothy Fording
                         Fax No.  212-909-1421

   with copies to:       SCHULTE ROTH & ZABEL LLP
                         919 Third Avenue
                         New York, New York  10022
                         Attn:  Eliot L. Relles, Esq.
                         Fax No.  212-593-5955

                  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by Agent in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  EXCEPT TO THE EXTENT JURISDICTION IS RETAINED BY THE BANKRUPTCY COURT, THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS AND TO THE EXTENT EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR, AT THE SOLE OPTION OF AGENT, IN ANY OTHER COURT IN WHICH AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH BORROWER, AGENT AND EACH LENDER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.

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

EACH
BORROWER, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER, AGENT AND EACH LENDER REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.      DESTRUCTION OF BORROWER'S DOCUMENTS.

                  All documents (excluding Negotiable Collateral), schedules, invoices, agings, or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent 4 months after they are delivered to or received by Agent, unless Administrative Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrowers' expense, for their return.

15.      ISSUANCE OF EQUITY INTERESTS TO HOLDER.

15.1 Authorization and Issuance of Warrants. On the Closing Date, the Parent shall issue to Ableco Holding, LLC, a Delaware limited liability company (the "Holder"), one or more warrant certificates covering the purchase of the Warrant Stock of the Parent substantially in the form of and upon the terms set forth in Exhibit W-1 hereto (such certificates, together with the rights to purchase Common Stock provided thereby and all warrant certificates covering such stock issued upon transfer, division or combination of, or in substitution for, any thereof, being herein called the "Warrants"). The exercise price thereof shall be an amount equal to $0.01 per share. It is understood and agreed that the Warrants contain provisions affecting the number of shares of Common Stock that may be acquired by the holder of such Warrant or issued by the Parent, which provisions are set forth in the Warrants.

15.2 Securities Act Matters. (a) Holder represents and warrants to the Parent that:

(i) Holder is acquiring the Warrants hereunder for its own account, without a view to the distribution thereof, all without prejudice, however, to the right of Holder at any time, in accordance with this Reorganization Plan, lawfully to sell or otherwise to dispose of all or any part of the Warrants or Warrant Stock held by it after the fifth anniversary of the Effective Date or, prior to such fifth anniversary, to any Affiliate of Holder.

(ii) Holder is an "accredited investor" within the meaning of Regulation D under the Securities Act and was not organized for the specific purpose of acquiring the Warrant or the Warrant Stock.

(iii) Holder has sufficient knowledge and experience in investing in companies similar to Parent so as to be able to evaluate the risks and merits of its investment in Parent and is able financially to bear the risks thereof; and

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

(iv) Holder understands that (A) this Warrant and the Warrant Stock have not been registered under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act pursuant to
         Section 4(2) thereof or Rule 506 promulgated under such act and under applicable state securities laws, (B) this Warrant and the Warrant Stock must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and under applicable state securities laws or is exempt from such registration, (C) this Warrant and the Warrant Stock will bear a legend to such effect, and (D) Parent will make a notation on its transfer books to such effect.

(b)      The Parent represents and warrants to Holder that:

(i) Assuming the truth and accuracy of Holder's representations and warranties contained in the immediately preceding paragraphs, the issuance of the Warrants to Holder hereunder and the issuance of shares of Common Stock to Holder pursuant to the Warrants are exempt from the registration and prospectus delivery requirements of the Securities Act.

(ii) All stock and securities of the Parent heretofore issued and sold by the Parent were, and all securities of the Parent issued and sold by the Parent on and after the date hereof are or will be issued and sold in accordance with, or are or will be exempt from, the registration and prospectus delivery requirements of the Securities Act.

(iii) The Parent agrees that neither it nor any Person acting on its behalf has offered or will offer the Warrants or Warrant Stock or any part thereof or any similar securities for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Warrants or Warrant Stock hereunder within the provisions of the registration and prospectus delivery requirements of the Securities Act.

15.3 Certain Taxes. The Parent shall pay all taxes (other than federal, state or local income taxes) which may be payable in connection with the issuance of the Warrants or Warrant Stock hereunder and shall hold the Lenders harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Parent under this Section 15.3 shall survive any redemption, repurchase or acquisition of Warrants or Warrant Stock by the Parent, any termination of this Agreement, and any cancellation or termination of the Warrants.

15.4 Cancellation and Issuance. If Holder assigns or otherwise transfers all or any of its portion of the Term Loans (including by selling participations therein) to any Person, Holder may request (upon 10 days' prior notice to the Parent) that (a) a number of Warrants held by Holder be canceled on the date of such assignment and transfer and (b) a like number of Warrants be issued by the Parent to the Person to whom such Obligations are being assigned or otherwise transferred. Upon the date specified in such request:

(i) The Parent shall issue, and Holder shall surrender (or cause to be surrendered) for cancellation, such number of Warrants as aforesaid, provided that such issuance shall not violate the Securities Act or any applicable state securities laws;

(ii) The Parent will deliver to each Person that receives a certificate for Warrants a favorable legal opinion from counsel to the Parent acceptable to such Person, covering the matters set forth in the opinion of counsel to the Parent and its Subsidiaries delivered to the Agent on the Closing Date (to the extent relating to the Warrants);

(iii) each Person that receives Warrants will deliver a certificate to the Parent affirming the representations and warranties contained in
         Section 15.2(a) hereof as applied to such Person as of such date; and

(iv) The Parent will deliver a certificate to each Person that receives Warrants affirming the representations and warranties contained in
         Section 15.2(b) hereof as of such date.

16.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

16.1     Assignments and Participations.

(a) Any Lender may, with the written consent of Agent, assign and delegate to one or more assignees (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee) (each an "Assignee") all, or any ratable part, of the Obligations, the Commitments, and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $1,000,000 (provided that no such minimum amount shall be required in the case of an Assignee that is an Affiliate of a Lender), provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to Borrowers and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrowers and Agent a fully executed Assignment and Acceptance; and (iii) other than with respect to an assignment by an existing Lender to any Affiliate of such Lender, the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $2,500; provided, further, that the written consent of the Borrowers shall be required for an Assignment and Acceptance to be effective if, but only if, the proposed Assignee has been a lender to a Borrower at any time during the three years prior to the Closing Date unless the assignor Lender is selling all or a substantial portion of its loan portfolio to such proposed Assignee, in which case no such written consent of the Borrowers shall be required. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

(b) From and after the date that Agent notifies the assignor Lender that it has received a fully executed Assignment and Acceptance and payment (if applicable) of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrowers and the Assignee.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto;
(2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(4) such Assignee will, independently and without reliance upon Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments of the assignor Lender and Assignee arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations owing to such Lender, such Lender's Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender's

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

obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations,
(iii) Borrowers and Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees hereunder in which such Participant is participating; (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating; or (F) subordinate the Liens of Agent for the benefit of the Lender Group to the Liens of any other creditor of any Borrower; and (v) all amounts payable by Borrowers hereunder shall be determined as if such Originating Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant shall only be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrowers, the Collections, the Collateral, or otherwise in respect of the Term Loans. No Participant shall have the right to participate directly in the making of decisions by Lenders among themselves. The provisions of this Section 16.1(e) are solely for the benefit of Lender Group, and no Borrower shall have any rights as a third party beneficiary of any of such provisions.

(f) In connection with any such assignment or participation or proposed assignment or participation, subject to Section 18.16(d), a Lender may disclose to a third party all documents and information which it now or hereafter may have relating to any Borrower's business.

(g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 C.F.R. ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

16.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that no Borrower may assign this Agreement or any rights or duties hereunder without Lenders' prior written consent and any prohibited assignment shall be absolutely void. No consent to assignment by Lenders shall release any Borrower from the Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder pursuant to Section 16.1 and, except as expressly required pursuant to Section 16.1, no consent or approval by any Borrower is required in connection with any such assignment.

17.      AMENDMENTS; WAIVERS.
17.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by Agent and Required Lenders (or by Agent at the written request of Required Lenders) and Borrower, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all Lenders and each Borrower, and acknowledged by Agent, do any of the following:

(a)      increase or extend the Commitment of any Lender;

(b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document;

(c) reduce the principal of, or the rate of interest specified herein on, the Term Loans or any fees or other amounts payable hereunder or under any other Loan Document;

(d) change the percentage of the Commitments or the percentage of the aggregate unpaid principal amount of the Obligations, as the case may be, which is required for Lenders or any of them to take any action hereunder;

(e) amend this Section 17.1 or any provision of this Agreement providing for consent or other action by all Lenders;

(f)      release Collateral other than as permitted by Section 18.11;

(g)      change the definition of "Required Lenders" or "Pro Rata Share";

(h)      release a Borrower from any Obligation for the payment of money;

(i)      amend any of the provisions of Article 17; or

(j) subordinate the Liens of Agent for the benefit of the Lender Group to the Liens of any other creditor of a Borrower. and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Agent,

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affect the  rights or duties of Agent  under  this  Agreement  or any other Loan
Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of Lender Group among themselves, and that does not affect the rights or obligations of any Borrower, shall not require consent by or the agreement of Borrowers.

17.2 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrowers and Agent and/or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

18.      AGENT; LENDER GROUP.

18.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints Ableco as its Agent under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article 18. The provisions of this Article 18 are solely for the benefit of Agent and Lenders, and the Borrowers shall not have any rights as a third party beneficiary of any of the provisions contained herein; provided, however, that the provisions of Sections 18.10, 18.11, and 18.16(d) also shall be for the benefit of Borrowers. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Ableco is merely the representative of the Lenders, and has only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers and to delegate the exercise of any such powers to any sub-agent of Agent as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Term Loans, the other Obligations, the Collateral, the Collections, and related
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matters;  (b) execute and/or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim for Lenders, notices and other written agreements with respect to the Loan Documents; (c) make the Term Loans, for itself or on behalf of Lenders as provided in the Loan Documents; (d) receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of Lender Group with respect to Borrowers, the Term Loans, the other Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

18.2 Delegation of Duties. Except as otherwise provided in this Section 18.2, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this Section 18.2 and without gross negligence or willful misconduct.

18.3 Liability of Agent-Related Persons. None of Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or, (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by any Borrower, or any Subsidiary or Affiliate of any Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of a Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of a Borrower, or of a Borrower's Subsidiaries or Affiliates.

18.4  Reliance by Agent.  Agent  shall be  entitled to rely,  and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants, and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Required Lenders or all Lenders, as applicable, and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or

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continuing to take any such action.  Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Required Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders.

18.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of Agent or Lenders, except with respect to Defaults and Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 18.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable:

(a) At all times, Agent may propose and, with the consent of Required Lenders (which shall not be unreasonably withheld and which shall be deemed to have been given by a Lender unless such Lender has notified Agent to the contrary in writing within three (3) days of notification of such proposed actions by Agent) exercise any remedies on behalf of Lender Group; and

(b) At all times, once Agent and Required Lenders or all Lenders, as the case may be, have approved the exercise of a particular remedy or pursuit of a course of action, Agent may, but shall not be obligated to, make all administrative decisions in connection therewith or take all other actions reasonably incidental thereto (for example, if Required Lenders approve the foreclosure of certain Collateral, Agent shall not be required to seek consent for the administrative aspects of conducting such sale or handling of such Collateral).

18.6 Credit Decision. Each Lender acknowledges that none of Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of each Borrower and its respective Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of any Borrower and any other Person (other than Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents,

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

and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of any Borrower, and any other Person (other than Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of any Borrower, and any other Person party to a Loan Document that may come into the possession of any of Agent-Related Persons.

18.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including, without limiting the generality of the foregoing, but subject to any requirements of the Loan Documents that it obtain any applicable consents or engage in any required consultation, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse such Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do
so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence, or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section 18.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

18.8 Agent in Individual Capacity. Ableco and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, lending, trust, financial advisory, underwriting, or other business with any Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though Ableco were not Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Ableco and its

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Affiliates may receive  information  regarding a Borrower and its Affiliates and any other Person (other than Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of such Borrower or such other Person and that prohibit the disclosure of such information to Lenders, and Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall be under no obligation to provide such information to them. With respect to Agent Advances, Ableco shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" include Ableco in its individual capacity. With respect to Ableco Loans, Agent, in its individual capacity, shall, if it is a Lender hereunder, have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" shall, in such case, include Agent in its individual capacity.

18.9 Successor Agent. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 18 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

18.10    Withholding Tax.

(a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Administrative
Borrower:

(i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (a) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the IRC), or (III) a controlled foreign corporation described in
Section 881(c)(3)(C) of the IRC, and (B) a properly completed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

(ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the

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

first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

(iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

(iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

(c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

(e) All payments made by Borrowers hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding,

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any tax imposed by any  jurisdiction  or by any political  subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrowers agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 18.10(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this
Section 18.10, or (ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Each Borrower will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower.

18.11    Collateral Matters.

(a) Lenders hereby irrevocably authorize Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by or on behalf of Borrowers of all Obligations; and upon such termination and payment Agent shall deliver to Borrowers, at Borrowers' sole cost and expense, all UCC termination statements and any other documents necessary to terminate the Loan Documents and release the Liens with respect to the Collateral; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if each Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which a Borrower does not own an interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Borrower under a lease that has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not release any Lien on any Collateral without the prior written authorization of (y) if the release is of all or any material portion of the Collateral, of all Lenders or (z) otherwise, of the Required Lenders. Upon request by Agent or Borrowers at any time, Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 18.11; provided, however, that (i) the Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released), upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

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

(b) Agent shall not have any obligation whatsoever to any Lender to assure that the Collateral exists or is owned by a Borrower, is cared for, protected, or insured or has been encumbered, or that the Liens of Agent (for the benefit of Lender Group) have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, the Agent may act in any manner it may deem appropriate, absent Agent's gross negligence or willful misconduct, in its sole discretion given the Agent's own interest in the Collateral in their capacity as Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

18.12    Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations any amounts owing by such Lender to a Borrower or any deposit accounts of a Borrower now or hereafter maintained with such Lender. Each of Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

(b) If, at any time or times, any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender shall promptly (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

18.13 Agency for Perfection. Agent hereby appoints each Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent's Liens in assets which, in accordance with Article 9 of the Code, can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

18.14 Payments by Agent to Lenders. All payments to be made by Agent to Lenders shall be made by bank wire transfer or internal transfer of immediately available funds in accordance with such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest of the Obligations.

18.15 Concerning the Collateral and Related Loan Documents. Each member of Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of Lender Group. Each member of Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of Lenders.

18.16 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports;

(b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon the Books, as well as on representations of each Borrower's personnel;

(d) agrees to keep all Reports and other material, non-public information regarding a Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by the Borrowers that in any event such Lender may make disclosures (i) to counsel for and other advisors, accountants, and auditors to such Lender, (ii) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, provided that such potential or actual Assignee, transferee or Participant agrees to comply with this Section 18.16(d) as if it were a Lender hereunder, (iii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, Assignees, transferees, or Participants, or (iv) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall promptly notify Administrative Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans to Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

                  In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Borrower to Agent that has not been contemporaneously provided by such Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender; (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from a Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of such Borrower the additional reports or information specified by such Lender, and, upon receipt thereof, Agent promptly shall provide a copy of same to such Lender; and (z) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

18.17 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of the Lenders to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 18.7, no member of Lender Group shall have any liability for the acts of any other member of Lender Group.

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

19.      GENERAL PROVISIONS.

19.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by each Borrower, the Agent and each of the Lenders whose signature is provided for on the signature page hereof.

19.2 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns to the extent set forth in Section 18.

19.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

19.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
19.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

19.6 Amendments in Writing. This Agreement can only be amended by a writing signed in accordance with Section 17.

19.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same
Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

19.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrowers or the transfer to Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of

Lender Group related thereto, the liability of Borrowers automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

19.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

19.10 General DataComm as Agent for Borrowers. Each Borrower hereby irrevocably appoints General DataComm as the borrowing agent and attorney-in-fact for the Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower to take such action as the Administrative Borrower deems appropriate on its behalf to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to the Borrowers as a result hereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce Lender Group to do so, and in consideration thereof, each of the Borrowers hereby jointly and severally agrees to indemnify Lender Group and hold Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against Lender Group by any of the Borrowers or by any third party whosoever, arising from or incurred by reason of
(a) the handling of the Loan Account and Collateral of the Borrowers in a combined fashion as herein provided, (b) Lender Group's relying on any instructions of the Administrative Borrower, or (c) any other action taken by Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 19.10 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.



                            {Signature Page Follows}

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date set forth above.

                             Borrowers:
                             ---------

                             GENERAL DATACOMM INDUSTRIES, INC.,
                             a Delaware corporation


                             By  /S/ HOWARD MODLIN
                             Title:  CHAIRMAN

                             GENERAL DATACOMM, INC.,
                             a Delaware corporation


                             By  /S/ HOWARD MODLIN
                             Title: CHAIRMAN


                             DATACOMM LEASING CORPORATION,
                             a Delaware corporation

                             By  /S/ HOWARD MODLIN
                             Title: CHAIRMAN

                             GDC HOLDING COMPANY, LLC,
                             a Delaware limited liability company

                             By  /S/ HOWARD MODLIN
                             Title:  CHAIRMAN

                             GDC FEDERAL SYSTEMS, INC.,
                             a Delaware corporation


                             By /S/ HOWARD MODLIN
                             Title:CHAIRMAN

                              GDC REALTY, INC.,
                              a Texas corporation

                              By  /S/ HOWARD MODLIN
                              Title  CHAIRMAN

                              GDC NAUGATUCK, INC.,
                              a Delaware Corporation

                              By  /S/ HOWARD MODLIN
                              Title:  CHAIRMAN


                               Agent and Lender:
                               ----------------
                               ABLECO FINANCE LLC,
                               a Delaware limited liability company

                               By
                               Title:

                                  Schedule C-1

                        Lenders and Lenders' Commitments


                                 Term A Loan             Term B Loan
Lender                            Commitment             Commitment
Ableco Finance LLC           $                       $

[Other Lenders]

All Lenders                   $25,000,000             $5,000,000